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                                                                    Exhibit 10.2

THIS AGREEMENT is made the [insert date] day of [insert month and year].

BETWEEN:

(1) LDK SOLAR CO., LTD, a company incorporated in the Cayman Islands with principal executive offices located at Hi-Tech Industrial Park, Xinyu city, Jiangxi province, the People's Republic of China (the COMPANY); and

(2)    [Name] (the EXECUTIVE).

WHEREAS the Company wishes to employ the Executive and the Executive agrees to be employed by the Company as [management position] in accordance with the terms of this engagement.

WHEREBY IT IS AGREED as follows:-


1.     DEFINITIONS AND INTERPRETATION

1.1 In this Agreement, unless the context otherwise requires, the following words shall have the following meanings:-

EMPLOYMENT means the Employment of the Executive under the terms herein;

ARTICLES means the Articles of Association of the Company as amended from time to time;

BOARD means the board of directors from time to time of the Company or (as the context may require) the majority of directors present and voting at any meeting of the board of directors of the Company duly convened and held or a duly authorized committee thereof;

BUSINESS means all the business and affairs carried out by the Company Group or any company in the Company Group from time to time;

COMMENCEMENT DATE means [insert date], the date of commencement of the Employment;

CONFIDENTIAL INFORMATION means all information, know-how and records (in whatever form held) in any way connected with the Business including (without prejudice to the generality of the foregoing) without limitation all formulae, designs, specifications, drawings, data, operations and testing procedures, manuals and instructions and all customer and supplier lists, sales information, business plans and forecasts and all technical or other expertise and all computer software and all accounting and tax records, correspondence, orders and enquiries that are confidential or not generally known;

COMPANY GROUP means the Company and all of its Subsidiaries;

COMPANY GROUP MEMBER means any company in the Company Group;

HONG KONG means the Hong Kong Special Administrative Region of the People's Republic of China;

INCAPACITY means any illness (whether mental or physical), injury or accident;
and

PRC means the People's Republic of China and for geographical purposes of this Agreement, excludes Taiwan, Macau and Hong Kong.
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1.2 References herein to CLAUSES are references to the Clauses of this
Agreement. The headings in this Agreement are inserted for convenience of reference only and do not affect the interpretation of this Agreement.

1.3 References herein to one gender include references to all other genders. References herein to persons include references to individuals, firms, companies, corporations and unincorporated bodies of persons and vice versa. References herein to the singular number include references to the plural and vice versa.


2.     EMPLOYMENT

2.1 The Company agrees, from the Commencement Date, to employ the Executive and the Executive agrees to be so employed and faithfully serve the Company as [management position] (or such other position as the Company may from time to time designate) subject to and upon the terms hereinafter set out.

2.2 Subject to the provisions for termination set out in Clause 9, the Employment shall continue unless and until terminated by either the Company or the Executive giving to the other not less than [three (3)/six (6)] months' prior notice in writing to terminate the Employment.

2.3 The Executive represents and warrants that s/he is not bound by or subject to any court order, agreement, arrangement or undertaking which in any way restricts or prohibits him from entering into this Agreement or the Employment nor from performing his/her duties hereunder.


3.     EXECUTIVE'S DUTIES AND SERVICES

3.1 The Executive hereby undertakes with the Company that during the term of the Employment s/he shall use his/her best endeavors to carry out his/her duties hereunder and to protect, promote and act in the best interests of the Company Group.

3.2 Without prejudice to the generality of Clause 3.1, the Executive in his/her office as [management position] (or such other position as the Company may from time to time designate) shall:

(a) devote the whole of his/her attention, skill and time to the interests and affairs to the Company Group in the discharge of his/her duties as [management position] (or such other position as the Company may from time to time designate) in relation to the Company Group, both during his/her hours of work (being the normal business hours of the Company Group together with such additional hours as the Executive may spend on the performance of his/her duties) and at such other times as the Executive may spend for the proper and efficient conduct of the Business (subject to appropriate holidays and vacation time as provided in this Agreement);

(b) in the discharge of such duties and in the exercise of such powers comply with all and any lawful directions and instructions from time to time made or given to him by the Board according to the best of his/her skills and ability and comply with all resolutions and regulations from time to time passed or made by the Board;

(c) in pursuance of his/her duties hereunder perform such services for any company in the Company Group and (without further remuneration unless otherwise agreed) accept such offices (including being appointed as director thereof) in any company in the Company Group as the Board may from time to time reasonably require; and
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(d)    faithfully and diligently perform such duties and exercise only such powers as are consistent with his/her office in relation to the Company and/or any company in the Company Group and use his/her best endeavors to promote the interests of the Company Group.

3.3 The Executive shall at all times keep the Board promptly and fully informed of the Executive's conduct of the Business or affairs of the Company Group and give promptly to the Board (in writing if so requested) all such information as the Board may reasonably require in relation to his/her conduct of the Business insofar as such information is or ought to be within the knowledge of the Executive and provide such written explanations as the Board may require in connection therewith.

3.4 The Executive shall carry out his/her duties and exercise his/her powers jointly with any director or executive as shall from time to time be appointed by the Board to act jointly with the Executive and the Board may at any time require the Executive to cease performing or exercising any of his/her duties or powers under this Agreement.

3.5 The Executive shall work in any place in the PRC or any part of the world which the Board may from time to time require for the proper performance and exercise of his/her duties and powers under this Agreement.


4.     REMUNERATION AND OTHER BENEFITS

4.1 In consideration for the performance of his/her duties hereunder, the Executive shall be entitled to receive with effect from the Commencement Date during the term of the Employment a salary at the rate of [insert] per annum payable by 12 monthly instalments, each such instalment being payable in arrears into an account in the name of the Executive designated by the Executive to the Company on the last business day of each calendar month provided that if the Employment is terminated prior to the end of a calendar month, the Executive shall only be entitled to a proportionate part of such salary in respect of the period of Employment during the relevant month up to the date of termination. For the avoidance of doubt, if the Executive also serves as a director on the Board, the Executive shall not be entitled to any additional compensation for his/her director's position; provided, however, that the Company may reimburse him/her for any reasonable out-of-pocket expenses incurred in connection with discharging his/her director's duties as provided in the relevant service agreement for such directorship.

4.2 Payment of such salary to the Executive referred to in Clause 4.1 shall be made by the Company.

4.3 The Salary referred to in clause 4.1 shall be subject to review by the Board on each anniversary of the Commencement Date.

4.4 The Executive shall continue to receive his/her salary during any period of absence on grounds of medical or physical ill-health up to a maximum of 30 days in any period of twelve (12) months or such number of days not more than that prescribed by law (whichever is longer) provided that the Executive shall, if required by the Company, supply the Company with medical certificates covering the period of absence and/or undergo at the Company's expense a medical examination by a doctor or hospital appointed by the Company.

4.5 The payment of tax, duties, social security and like payments arising out of the Employment shall be dealt with by the parties to this Agreement in accordance with the applicable laws and regulations. The Executive undertakes to the Company promptly to discharge any payments which are payable by him pursuant to the law as they fall due and to
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indemnify the Company against any liability in respect thereof which may fall upon the Company as a result of his/her failure to pay.


5.     EXPENSES

The Executive shall be reimbursed all out-of-pocket business expenses (including entertainment, traveling, telephone and hotel expenses) properly and reasonably incurred by him in relation to the Business or in the discharge of his/her duties under this Agreement, providing the Executive complies with directions of the Board as may from time to time be made in relation to such expenses and such expenses shall be evidenced in such manner as the Board may require.


6.     LEAVE AND TRAVEL

The Executive shall be entitled to the public holidays and such other statutory holidays as prescribed by law. The Executive should not be entitled to any other paid holidays under this Agreement.


7.     SHARE OPTIONS AND DEALINGS

The Executive shall comply where relevant with every rule of law and every regulation applicable to the Company and its securities and every regulation contained in the Articles or otherwise applicable to the Company in force in relation to dealings in shares, debentures or other securities of the companies in the Company Group and in relation to unpublished price-sensitive information affecting the shares, debentures or other securities of any company in the Company Group; provided, always, that in relation to overseas dealings the Executive shall also comply with all laws of the state and all regulations of the stock exchange, market or dealing system in which such dealings take place.


8.     INCAPACITY

8.1 If the Executive is absent from work because of Incapacity such fact must be reported by the Executive to the company secretary or an executive director of the Company and, after three continuous days' absence, the Executive must provide, for sickness allowance purposes, a medical practitioners' certificate(s) of his/her Incapacity and its cause covering the whole of the Executive's period of absence.

8.2 If the Executive is absent from work due to Incapacity and has complied with the provisions of Clause 8.1, s/he will continue to be paid sickness allowance in accordance with applicable laws or Clause 4.4 whichever is more favorable. If the Executive's absence exceeds 15 consecutive days, the Company will be entitled to appoint a temporary replacement to cover the Executive's absence.

8.3 The Executive will, whenever requested by the Board (in circumstances where the Board has reasonable grounds to believe that the Executive may be suffering from any Incapacity or that the Executive may not be fit to carry out his/her duties), submit to examination by a medical practitioner selected and paid for by the Company. The Executive hereby authorizes such medical practitioner to disclose to and discuss with the Board any matters which, in the opinion of the medical practitioner, might hinder or prevent the Executive (if during a period of Incapacity) from returning to work for any period or (in other circumstances) from properly performing his/her duties at any time.
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9.     TERMINATION

9.1 Without prejudice to the accrued rights (if any) or remedies of either party under or pursuant to this Agreement, the Company shall be entitled to terminate the Employment without any compensation to the Executive unless otherwise required by the applicable laws and regulations:-

(a) by not less than three (3) months' notice in writing given at any time while the Executive shall have been suffering from any Incapacity or prevented by reason of ill health (whether physical or mental), injury or accident from performing his/her duties hereunder for a period of or periods aggregating at least ninety (90) days in the preceding twelve
       (12) months; provided always that such termination shall comply with the applicable laws and regulations; and further provided that if at any time during the currency of a notice given pursuant to this Clause 9.1(a), the Executive shall provide a medical certificate satisfactory to the Board to the effect that s/he has fully recovered his/her physical and/or mental health and that no recurrence of Incapacity can reasonably be anticipated the Company may withdraw such notice; or

(b) by summary notice in writing with immediate effect if the Executive shall at any time:-

          (i) commit any act of gross or willful misconduct or any serious, willful, grossly negligent or persistent breach of any of the provisions contained in this Agreement;

         (ii) commit any act of dishonesty, whether or not relating to the Employment;

        (iii) engage in any conduct which, in the reasonable opinion of the Board, has caused or is likely to cause the Executive's continued employment to be detrimental to the interests of the Company Group and, where such conduct is capable of remedy, fail to remedy such conduct within thirty (30) days after written notice from the Board requiring him to do so;

         (iv) absent himself/herself from his/her duties and services, including the meetings of the management, during a continuous period of six
              (6) months, without special leave of absence;

          (v) be otherwise prohibited by law from fulfilling his/her duties (including any circumstances in which it may be unlawful for the Company to employ the Executive) in connection with the Employment or under this Agreement or be removed from office by a special resolution of the shareholders of the Company in general meeting;

         (vi) be convicted of any criminal offence (other than a criminal conviction which in the reasonable opinion of the Board does not affect his/her position in the Company);

        (vii) without prejudice to Clause 9.1(a) above, refuse to carry out any reasonable lawful order given to him by the Board in the course of his/her employment or fail diligently to attend to his/her duties hereunder;

       (viii) without prejudice to Clause 9.1(b)(i) above, improperly divulge to any unauthorized person any Confidential Information or any other business secret or details of the organization, business or clientele of the Company Group; and

         (ix) be convicted of any offence or be identified as an insider dealer under any statutory enactment or regulations relating to insider dealing in force from time to time.

(c) by giving the Executive a summary notice in writing 30 days prior to the termination if the Executive shall at any time become bankrupt or have a receiving order made against him or suspend payment of his/her debts or make any arrangement or composition with his/her creditors generally; or

(d)    by written notice in accordance with the provisions of Clause 2.2.

9.2 On serving or receiving notice to terminate this Agreement or at any time thereafter during the currency of such notice, the Company is, unless stipulated otherwise in the applicable laws, entitled to pay the Executive his/her salary (at the rate then payable under Clause 4.1 of this Agreement) together with monetary compensation for loss of all other benefits and reimbursement of expenses due to the Executive under this Agreement in lieu of notice.

9.3 At any time after notice (including summary notice) to terminate the Employment has been served or received by the Company, the Executive shall:

(a) forthwith deliver to the Company all Confidential Information and all other tangible items including, without limitation, computers, computer disks, books, records, documents, papers, materials, credit cards, correspondence, accounts, source code and other intellectual property, and other property of or relating to the Company Group or the Business which may then be in his/her possession or under his/her power or control and all copies thereof or extracts therefrom made by or on behalf of the Executive shall be and remain the property of the Company Group and shall forthwith be delivered to the Company;

(b) forthwith delete all Confidential Information from any computer disks, tapes or other re-useable material in the Executive's possession or control and destroy all other documents and tangible items in the Executive's possession or under the Executive's control which contain or refer to any Confidential Information; and

(c) not at any time thereafter represent himself/herself to be an Executive or connected with the Company Group in any way.

9.4 At any time after notice (including summary notice) to terminate or suspend the Employment has been served or received by the Company, the Company may:-

(a) appoint a replacement to hold the same or similar job title as the Executive and to carry out all or any of the Executive's duties instead of the Executive; and/or

(b) require the Executive not, without the prior consent of the Board, to engage in any contact (whether or not at the Executive's instigation) with any customer, supplier, employee, Executive, officer or agent of any company in the Company Group which touches and concerns any of the Business; and/or

(c) require the Executive to remain in the employment of the Company, without any obligation on the Company to provide any work to the Executive, and to continue to be bound by the terms of this Agreement and may restrict the Executive's access to the Company's premises and/or records.


10.    RESTRAINT ON ACTIVITIES OF THE EXECUTIVE

10.1 The Executive undertakes and covenants that during his/her Employment s/he will not directly or indirectly:

       (a) be employed, engaged, concerned or interested in any other business or undertaking (except as provided in Clause 8.4); or

       (b) engage in any activity which the Board reasonably considers may be, or become, harmful to the interests of the Company or of any Company Group Member or which might reasonably be considered to interfere with the performance of his/her duties under his/her Employment Agreement with the Company.

10.2 The Executive shall not make any investment in any other company which competes with any Company Group Member in excess of 3% of the total issued share capital of such company.

10.3 The Executive undertakes and covenants that s/he shall not, whether directly or indirectly, on his/her own behalf or on behalf of or in conjunction with any other person, firm, company or other entity:

       (a) for the period of two years (subject to Clause 8.6) following the Termination Date of his/her Employment Agreement, solicit or entice away or endeavor to solicit or entice away from any Company Group Member any person, firm, company or other entity who is, or was, in the three years immediately prior to the Termination Date, a client of any Company Group Member with whom the Executive had business dealings during the course of his/her employment in that three year period. Nothing in this Clause 8.5(a) shall prohibit the seeking or doing of business not in direct or indirect competition with the business of the Company Group;

       (b) for the period of two years (subject to Clause 8.6) following the Termination Date, solicit or entice away or endeavor to solicit or entice away from any Company Group Member any person, firm, company or other entity who is, or was, in the three years immediately prior to the Termination Date, a prospective client of such Company Group Member. For the purposes of this Clause 8.5(b) and Clause 8.5(d) the term "prospective client" shall mean any person, firm, company or other entity which was, in the three years immediately prior to the Termination Date, being actively solicited or responded positively to canvassing by any Company Group Member and with which solicitation the Executive was personally involved during the course of his/her employment in that three year period. Nothing in this Clause 8.5(b) shall prohibit the seeking or doing of business not in direct or indirect competition with the business of the Company Group;

       (c) for the period of two years (subject to Clause 8.6) following the Termination Date, have any business dealings with any person, firm, company or other entity who is, or was, in the three years immediately prior to the Termination Date, a client of any Company Group Member with whom the Executive had business dealings during the course of his/her employment in that three year period. Nothing in this Clause 8.5(c) shall prohibit the seeking or doing of business not in direct or indirect competition with the business of the Company Group;

       (d) for the period of two years (subject to Clause 8.6) following the Termination Date, have any business dealings with any person, firm, company or other entity who is, or was, in the three years immediately prior to the Termination Date, a prospective client of any Company Group Member with whom the Executive had business dealings during the course of his/her employment in that three year period. Nothing in this Clause 8.5(d) shall prohibit the seeking or doing of business not in direct or indirect competition with the business of the Company Group;

       (e) for the period of two years (subject to Clause 8.6) following the Termination Date, solicit or entice away or endeavor to solicit or entice away any individual who is employed or engaged by any Company Group Member as a director or in a managerial, executive or technical capacity and with whom the Executive had business dealings during the course of his/her employment in the three year period immediately prior to the Termination Date;

       (f) for the period of two years (subject to Clause 8.6) following the Termination Date, employ or engage, whether on an employed or self-employed basis or in any other office or capacity, any individual who is employed or engaged by any Company Group Member as a director or in a managerial, executive or technical capacity and with whom the Executive had business dealings during the course of his/her employment in the three year period immediately prior to the Termination Date; and

       (g) for the period of two years (subject to Clause 8.6) following the Termination Date, carry on, set up, be employed, engaged or interested in a business anywhere in the PRC, including but not limited to Competitors (as defined in the Memorandum and Articles of the Company), which is or is about to be in competition with the business of the Company Group as at the Termination Date. It is agreed that in the event that any such company ceases to be in competition with the Company Group this Clause 8.5(g) shall, with effect from that date, cease to apply in respect of such company. The provisions of this Clause 8.5(g) shall not, at any time following the Termination Date, prevent the Executive from holding shares or other capital not amounting to more than 3% of the total issued share capital of any company whether listed on a regulated market or not and, in addition, shall not prohibit the seeking or doing of business not in direct or indirect competition with the business of the Company Group.

10.4   The period during which the restrictions referred to in Clauses 8.5(a) to
       (g) inclusive hall apply following the Termination Date shall be reduced by the amount of time during which, if at all, the Company suspends the Executive under the provisions of his/her Employment Agreement.

10.5 The Executive agrees that if, during either the term of his/her employment with the Company or the period of the restrictions set out in Clauses 8.5(a) to (g) inclusive s/he receives an offer of employment or engagement, s/he will provide a copy of this Clause 8 to the offeror as soon as is reasonably practicable after receiving the offer and will inform the Investors of the identity of the offeror as soon as possible after the offer is accepted.

10.6 The Executive undertakes and covenants that at no time after the termination of his/her employment with the Company shall be directly or indirectly represent himself/herself as being interested in or employed by or in any way connected with any Company Group Member, other than as a former direct or employee of a Company Group Member and (where applicable) as a shareholder or former shareholder of the Company.

10.7 The Executive agrees that the restrictions imposed on him by this Clause 8 extend to any actions by the Executive:

       (a)    on his/her own account;

       (b)    on behalf of any firm, company or other person;

       (c)    whether alone or jointly with any other person; or

       (d) as a director, manager, partner, shareholder, employee or consultant of any other person.

10.8 The Executive agrees that, having regard to all the circumstances, the restrictions in these Clauses 8 and 9 are reasonable and necessary but no more than sufficient for the protection of each of the Investors and that they do not bear harshly on him. The parties agree that:

       (a) each restriction shall be read and construed independently of the other restrictions so that if one or more are found to be void or unenforceable as an unreasonable restraint of trade or for any other reason the remaining restrictions shall not be affected; and

       (b) if any restriction is found to be void but would be valid and enforceable if some part of it were deleted, the restriction shall apply with the deletions that are necessary to make it valid and enforceable.


11.    CONFIDENTIAL INFORMATION

11.1 The Executive shall not at any time during the currency of the Employment or after the termination of the Employment without limit in point of time except authorized or required by his/her duties:

(a) use, take away, conceal or destroy any Confidential Information for any purpose other than that of the Company Group; or

(b) divulge or communicate to any person any Confidential Information except to those of the employees or officials of the Company Group whose province is to know the same; or

(c) through any failure to exercise all due care and diligence cause any unauthorized disclosure of any Confidential Information (including without limitation):-

         (i) relating to the dealings, organization, business, finance, transactions or any other affairs of the Company Group or its clients or customers; or

        (ii) in respect of which any such company in the Company Group is bound by an obligation of confidence to any third party; or

       (iii) relating to the working of any process or invention which is carried on or used by any company in the Company Group or which s/he may discover or make during his/her Employment; including anything which by virtue of Clause 12 becomes the absolute property of the Company Group, but so that these restrictions shall cease to apply to any information or knowledge which may (otherwise than through the default of the Executive) become available to the public generally or otherwise required by law or any applicable regulations to be disclosed.

11.2 Since the Executive may obtain in the course of the Employment by reason of services rendered for or offices held in any other company in the Company Group knowledge of the trade secrets or other confidential information of such company, the Executive hereby agrees that s/he will at the request and cost of the Company or such other company enter into a direct agreement or undertaking with such company whereby s/he will accept restrictions corresponding to the restrictions herein contained (or such of them as may be appropriate in the circumstances) in relation to such products and services and such area and for such period as such company may reasonably require for the protection of its legitimate interests.

11.3 All notes, memoranda, records and writings made by the Executive in relation to the Business or concerning any of its dealings or affairs or the dealings or affairs of any clients or customers of the Company Group shall be and remain the property of the Company Group and shall be handed over by him to the Company (or to such other company in the Company Group as the Company may direct) from time to time on demand and in any event upon his/her leaving the service of the Company and the Executive shall not retain any copy thereof.


12.    INTELLECTUAL PROPERTY

12.1 The parties foresee that the Executive has created and may create designs or other intellectual property in the course of his/her duties hereunder and agree that in this respect the Executive has a special responsibility to further the interests of the Company and the Company Group.

12.2 Any invention, production, improvement or design made or process or information discovered or copyright work or trade mark or trade name or get-up source code or any other intellectual property created by the Executive during the continuance of his/her Employment hereunder (whether before or after the date hereof or whether capable of being patented or registered or not and whether or not made or discovered in the course of his/her employment hereunder) in conjunction with or in any way affecting or relating to the business of any company in the Company Group or capable of being used or adapted for use therein or in connection therewith shall forthwith be disclosed to the Company and shall belong to and be the absolute property of such company in the Company Group as the Company may direct.

12.3 The Executive if and whenever required to do by the Company shall at the expense of a company in the Company Group apply or join with such company in applying for letters patent or other protection or registration for any such invention improvement design process information work trade mark name or get-up source code or other intellectual property rights as aforesaid which belongs to such company and shall at the expense of such company execute and do all instruments and things necessary for vesting the said letters patent or other protection or registration when obtained and all right title and interest to and in the same in such company absolutely and as sole beneficial owner or in such other person as the Company may specify.

12.4 The Executive hereby irrevocably appoints the Company to be his/her attorney in his/her name and on his/her behalf to execute and do any such instrument or thing and generally to use his/her name for the purpose of giving to the Company the full benefit of this clause and in favor of any third party a certificate in writing signed by any Executive or by the secretary of the Company that any instrument or act falls within the authority hereby conferred shall be conclusive evidence that such is the case.


13.    RESTRICTIONS REASONABLE

While the restrictions contained in Clauses 10 and 11 (on which the Executive has had the opportunity to take independent advice, as the Executive hereby acknowledges) are considered by the parties to be reasonable in all the circumstances, it is recognized that restrictions of the nature in question may fail for technical and/or unforeseen reasons and accordingly it is hereby agreed and declared that if any such restrictions shall be adjudged to be void as going beyond what is reasonable in all the circumstances for the protection of the interest of the Company or any other company in the Company Group but would not be void if part of the wording thereof were deleted or the periods (if any) thereof were reduced the said restriction shall apply with such modifications as may be necessary to make it valid and effective.


14.    WAIVER

14.1 Time is of the essence in relation to this Agreement but no failure or delay on the part of either party to exercise any power, right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by either party of any power, right or remedy preclude any other or further exercise of the remaining part thereof or the exercise of any other available power, right or remedy by that patty.

14.2 The remedies provided herein are cumulative and are not exclusive of any remedies provided by law.


15.    FORMER SERVICE AGREEMENTS

15.1 This Agreement shall be in substitution for and supersedes any previous service agreement, arrangements or undertakings entered into between any company in the Company Group and the Executive and any terns of employment previously in force between any such company and the Executive, whether or not on a legal or formal basis and the Executive now acknowledges that such agreements, arrangement or undertakings are now terminated.

15.2 The Executive hereby acknowledges that s/he has no claim of any kind against any company in the Company Group (other than in respect of accrued but unpaid salary) and without prejudice to the generality of the foregoing s/he further acknowledges that s/he has no claim for damages against any company in the Company Group for the termination of any previous service agreements, arrangements or undertakings for the sole purpose of entering into this Agreement.

15.3 The terms of this Agreement may not be modified, altered, varied or added to except by agreement in writing signed by the parties to this Agreement. None of the rights or duties of the Executive under this Agreement may be assigned, transferred or sub-contracted.

15.4 This Agreement embodies all of the terms and provisions of and relating to the employment of the Executive by the Company.

16.    REPRESENTATIONS AND WARRANTIES

The Executive represents and warrants to the Company, as follows:

16.1 that s/he has no criminal convictions;

16.2 that s/he has not been investigated by any regulatory or government authority;

16.3 that s/he has the necessary work permits (if required) to work for the Company, and

16.4 that s/he had the benefit of independent legal advice before signing this Agreement.


17.    SEVERABILITY

The provisions of this Agreement are severable and if any provision is held to be invalid or unenforceable by any court of competent jurisdiction then such invalidity or unenforceability shall not affect the remaining provisions of this Agreement.


18.    NOTICES

18.1 Any notice to be given hereunder to the Executive may be served by being handed to him personally or by being sent by registered post to him at the address provided at the head of this Agreement (save that where such address is outside the PRC such notice may be sent by airmail) and any notice to be given to the Company may be served by being left at or sent by registered post to its place of business at Hi-Tech Industrial Park, Xinyu city, Jiangxi Province, PRC for the time being.

18.2 Any notice served by registered post in the city to which is addressed shall be deemed to have been served on the second day (excluding Sundays and statutory holidays) following the date of posting and any notice served by airmail shall be deemed to have been served on the seventh day (excluding Sundays and statutory holidays) following the date of posting and in proving such service it shall be sufficient proof that the notice was properly addressed and posted as a prepaid letter by registered post or airmail (as the case may be).

18.3 All notices or communications required to be served or given pursuant to this Agreement shall be in writing.


19.    LAW AND JURISDICTION

19.1 This Agreement is governed by and shall be construed in all respects in accordance with the laws of the Cayman Islands. Any disputes or claims relating to this Contract or the interpretation, breach, termination or validity hereof shall be resolved through friendly consultations between the Company and the Employee, commencing upon written notice given by one party to the other of the existence of such a claim or dispute. If consultation fails to resolve the dispute or claim within 30 days of such notice being given, either party may refer the dispute or claim to the China International Economic and Trade Arbitration Commission for arbitration.

19.2 This Agreement shall be executed in English in one or more counterparts, all of which will together constitute the same Agreement.

IN WITNESS whereof this Agreement has been executed as a deed and delivered by the parties on the day and year first above written.


SIGNED by                                                 )
for and on behalf of                                      )
LDK Solar Co., Ltd                                        )
in the presence of:                                       )




SIGNED BY                                                 )
[Name of the Executive]                                   )
in the presence of:                                       )